UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2008
SELECTICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29637	77-0432030

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
1740 Technology Drive, Suite 450
San Jose, CA 95110
(408) 570-9700

(Addresses, including zip code, and telephone numbers,
including area code, of principal executive offices)
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b):	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 30, 2008, Robert Jurkowski tendered his resignation as President and Chief Executive Officer of Selectica, Inc. (the “Company”). Mr. Jurkowski also resigned as Chairman and as a member of the Company’s Board of Directors. The resignations were effective as of June 30, 2008. The Company has not named a President or Chief Executive Officer to replace Mr. Jurkowski.
     On July 1, 2008, Michael Shaw tendered his resignation as Vice President and General Manager of Sales Configuration Solutions of the Company. The resignation was effective as of July 1, 2008.
     On July 1, 2008, the Company issued a press release announcing the resignations of Mr. Jurkowski and Mr. Shaw, as well as other matters related to changes in the Company’s management. A copy of the press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits

Exhibit	Description

Exhibit 99.1	Press Release of Selectica, Inc., dated July 1, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: July 1, 2008	SELECTICA, INC.
	By:	/s/ James Thanos
James Thanos
Director

EXHIBIT INDEX

Exhibit	Description

Exhibit 99.1	Press Release of Selectica, Inc., dated July 1, 2008.